                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-30344) and Form S-8 (No. 333-65923) of Hanover Compressor Company of our report dated November 3, 2000 relating to the financial statements of the Dresser-Rand Compression Services Rental and Packaging Division, a division of Dresser-Rand Company, which appears in the Current Report on Form 8-K of Hanover Compressor Company dated August 31, 2000.


PricewaterhouseCoopers LLP

Tulsa, Oklahoma
November 13, 2000